SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Amendment, dated as of March 2nd, 2004, is made by and among COST-U-LESS, INC., a Washington corporation ("CUL" or a "Borrower"), CULGUAM, INC., a Guam corporation ("GUAM" or a "Borrower"), CULNEV, INC., a Nevada corporation ("NEV" or a "Borrower"), CULUSVI, INC., a U.S. Virgin Islands corporation ("USVI" or a "Borrower", and together with CUL, GUAM and NEV, the "Borrowers") and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    RECITALS

     Each Borrower and the Lender are parties to a Credit and Security Agreement dated as of April 9, 2003, as amended by that certain First Amendment to Credit and Security Agreement dated as of October 17, 2003 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     Each Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

          "Floating Rate" means, with respect to the Advances, an annual interest rate equal to the sum of the Base Rate plus the Interest Rate Margin, which interest rate shall change when and as the Base Rate changes.

          "Interest Rate Margin" means one percent (1.00%); provided, however, that if (i) no Event of Default then exists, and (ii) the Borrower's financial statements delivered to the Lender for the period from December 29, 2003 to and including June 27, 2004 demonstrate that Net Income equals or exceeds $404,000 for such period, the Interest Rate Margin shall be reduced to one half of one percent (0.50%) as of the first day of the month following the month such financial statements are delivered.

     2. Section 2.8(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(b) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to Subsection (a), the Borrower shall pay to the Lender interest of not less than $120,000 per calendar year (the 'Minimum Interest Charge') during the term of this

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     Agreement, and the Borrower shall pay any deficiency between the Minimum
     Interest Charge and the amount of interest otherwise calculated under
     Section 2.8(a) on the last day of each calendar year and on the Termination Date. Any Minimum Interest Charges paid by the Borrower during January and February 2004 shall be applied to the Minimum Interest Charge due on December 31, 2004."

     3. Section 6.1(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(e) SUPPLEMENTAL REPORTS. Weekly or more frequently if the Lender so requires, the Borrower will deliver to the Lender the "daily collateral reports", Inventory reports by location (including calculations of the Borrower's Inventory and Eligible Inventory) and an inventory certification report."

     4. Section 6.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

     "Section 6.2 Financial Covenants.

          (a) MINIMUM BOOK NET WORTH. The Borrower will maintain, during each period described below, its consolidated Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period (numbers appearing between "< >" are negative):

                      PERIOD                     MINIMUM BOOK NET WORTH
     -----------------------------------------   ----------------------
        The month ending February 22, 2004            $16,839,000
          The month ending March 28, 2004             $17,006,000
          The month ending April 25, 2004             $16,960,000
           The month ending May 23, 2004              $16,947,000
          The month ending June 27, 2004              $17,105,000
          The month ending July 25, 2004              $17,082,000
         The month ending August 22, 2004             $17,082,000
        The month ending September 26, 2004           $17,297,000
         The month ending October 24, 2004            $17,040,000
        The month ending November 21, 2004            $17,142,000
     The month ending December 26, 2004 and at
               all times thereafter                   $17,600,000

          (b) MINIMUM NET INCOME. The Borrower will achieve during each period described below, consolidated minimum Net Income, of not less than the amount set forth opposite such period (numbers appearing between "< >" are negative):

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                       PERIOD                     MINIMUM NET INCOME
     ------------------------------------------   ------------------
       The three months ending March 28, 2004         $   10,000
         The six months ending June 27, 2004          $  175,000
      The nine months ending September 26, 2004       $  495,000
     The twelve months ending December 26, 2004       $1,000,000

          (c) CAPITAL EXPENDITURES. The Borrower will not incur or contract to incur aggregate Capital Expenditures of more than $2,500,000 during the Borrower's fiscal year ending December 26, 2004 (which amount may be increased to up to $6,000,000, if the Borrower requests an increase based on the projected costs of the relocation of the St. Croix location and if the Lender agrees, as determined in its sole discretion, to such request) and zero thereafter until the Borrower and the Lender agree on Financial Covenants for periods after December 26, 2004.

          (d) NEW FINANCIAL COVENANTS. On or before December 26, 2004, the Borrower and the Lender shall agree on the new dollar amount for such covenant levels for Section 6.2(a), Section 6.2(b) and Section 6.2(c) for periods after such date. The new Financial Covenants will be based on the Borrower's projections for such periods and shall be no less stringent than the present Financial Covenants, but if the Borrower and the Lender do not agree after good faith negotiations, the Lender may designate the required amounts in its sole discretion and the failure by the Borrower to maintain the designated amounts shall constitute an Event of Default."

     5. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     6. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with such other matters as the Lender may require, each in substance and form acceptable to the Lender in its sole discretion.

     7. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Lender as follows:

          (a) Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and do not
(i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the articles of incorporation or by-laws of any Borrower, or
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

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          (c)  All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     8. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     9. NO WAIVER. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     10. RELEASE. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     11. COSTS AND EXPENSES. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by any Borrower, make a loan to any Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     12. JOINT AND SEVERAL LIABILITY. All obligations of each Borrower under this Amendment shall be joint and several. All references to the term "Borrower" herein shall refer to each of them separately and to all of them jointly and all such Persons shall be bound both severally and jointly with the other. Each Borrower is responsible for all of the Borrower obligations under this Amendment. Notices from the Lender to any Borrower shall constitute notice to all Borrowers. Directions, instructions, representations, warranties or covenants made by any Borrower to the Lender shall be binding on all Borrowers.

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     13.  MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.             COST-U-LESS, INC.

By: /s/ Robb L. Jacobs                        By: /s/ J. Jeffrey Meder
   ----------------------------                  ----------------------------
Name: Robb L. Jacobs                          Name: J. Jeffrey Meder
Its:  Commercial Banking Officer              Its:  President

                                              CULGUAM, INC.

                                              By: /s/ J. Jeffrey Meder
                                                 ----------------------------
                                              Name: J. Jeffrey Meder
                                              Its:  Director

                                              CULNEV, INC.

                                              By: /s/ J. Jeffrey Meder
                                                 ----------------------------
                                              Name: J. Jeffrey Meder
                                              Its:  President

                                              CULUSVI, INC.

                                              By: /s/ J. Jeffrey Meder
                                                 ----------------------------
                                              Name: J. Jeffrey Meder
                                              Its:  Director

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